EXHIBIT 23.3

PENNSYLVANIA ELECTRIC COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-62295, 333-62295-01, and 333-62295-02) of Pennsylvania Electric Company of our report dated February 28, 2008 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2008 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Cleveland, OH
February 28, 2008